UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC 20549

                             FORM 8-K


          Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2005

                    THE WASHINGTON POST COMPANY
       Exact name of registrant as specified in its charter)

      Delaware               1-6714               53-0182885
   (State or other      (Commission File         (IRS Employer
   jurisdiction of           Number)          Identification No.)
   incorporation)


  1150 15th Street,                                  20071
N.W. Washington, D.C.                             (Zip Code)
(Address of principal
 executive offices)


                          (202) 334-6000
       (Registrant's telephone number, including area code)

                          Not Applicable
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the
     Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the
     Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b)
     under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

     Item 1.01(a) On January 20, 2005, the Board of
Directors of the Company approved a series of amendments relating to the administration of The Washington Post Company Incentive Compensation Plan (the Plan). In addition, the Plan was amended to increase (i) the maximum amount that can be given as an annual incentive compensation award to a participant in a given year, and (ii) the maximum payout of Performance Units at the end of an Award Cycle to a participant, in each case to $5 million. The Plan was also amended to clarify that the limitation in the Plan on the maximum number of shares of Restricted Stock that can be awarded to any participant must take into account the number of shares of Restricted Stock previously awarded to that participant under all then outstanding unexpired Award Cycles.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

     Item 9.01(c) Exhibits

     Exhibit No.	Description

     10.1		The Washington Post Company Incentive Compensation
			Plan as adopted January 20, 2005.



                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   The Washington Post Company
                                          (Registrant)

Date January 20, 2005             /s/ John B. Morse, Jr.
                                          (Signature)
                                       John B. Morse, Jr.
                                     Vice President, Finance



                           EXHIBIT INDEX


Exhibit No.	Description


Exhibit 10.1	The Washington Post Company Incentive
		Compensation Plan as adopted
		January 20, 2005.